Exhibit 13.1

Certification of Chief Executive Officer or Equivalent

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, chapter 63 of Title 18 United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Ansell Limited, an Australian corporation (the “Company”), hereby certifies, to such officer’s knowledge, that:

This Amendment No. 2 to the Annual Report of Form 20-F for the year ended June 30, 2004 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: 30 November 2005	/s/ Douglas Tough
	Name:	Douglas Tough
	Title:	Chief Executive Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as separate disclosure document.